RESTATED PROMISSORY NOTE

$13,837,500.00

Melville, New York
September 5, 2007

FOR VALUE RECEIVED, the undersigned, 231 NORMAN AVENUE PROPERTY DEVELOPMENT, LLC, a New York Limited Liability Company, having an office at 231 Norman Avenue, Brooklyn, New York 11222 (the "Maker") hereby promises to pay to the order of NORTH FORK BANK, a Division of Capital One, N.A. or to its successors or assigns (the "Payee"), at 275 Broadhollow Road, Melville, New York 11747, or at such other place as Payee may designate to Maker from time to time in writing, the principal amount of **Thirteen Million Eight Hundred Thirty Seven Thousand Five Hundred and No/100 ($13,837,500.00) Dollars** ("Principal Amount") in legal tender of the United States, on March 5, 2009 (the "Maturity Date"), together with all accrued and unpaid interest thereon.

This Restated Note restates those Notes listed in the Consolidated Mortgage Extension and Security Agreement dated as of the date of this Restated Note hereinafter referred to as the "Note".

Maker shall also pay interest on the Principal Amount at a daily rate of interest equal to seven and one quarter of one percent (7.25%) to be computed on an actual 360-day basis (i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at such interest rate, divided by 360), but in no event higher than the maximum rate of interest permitted by applicable law.

Interest shall be payable on October 1, 2007 and on the first (1st) day of each month thereafter in arrears until this Note is paid in full. All payments shall be made by automatic debit from an account maintained with Payee in which the Maker shall maintain balances sufficient to pay the monthly payments. Account # 5324022952. Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment is to be made under this Note shall be stated to be due on a Sunday, public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Provided (i) Maker is not in default beyond any applicable cure periods of the loan documents; (ii) all payments on the Note have been made in a satisfactory manner (no more than thirty (30) days late twice in any 12 month period); (iii) no Events of Default have occurred pursuant to the loan documents; and (iv) at least thirty three (33) of the individual units have been released from the lien of the Mortgage (as hereinafter denied), then Maker may, no less than sixty (60) and no more than ninety (90) days prior to the Maturity Date, at its option, elect to extend the Loan (the "Extension Period"). The term of the Extension Period shall be for six (6) months on all the same terms and conditions, except as specifically set forth herein. The Interest Rate shall be adjusted upon commencement of the Extension Period to the rate which is two percent (2%) above the one (1) year Treasury Index as of three days prior to the Maturity Date

(the "Extension Period Interest Rate"). The Note shall mature six (6) months from the date of commencement of the Extension Period, at which time the entire unpaid principal indebtedness together with all accrued and unpaid interest shall be due and payable (the "Extension Period Maturity Date"). Guarantors who have executed a payment guaranty on the date hereof shall be required to reaffirm the guaranty at the commencement of the Extension Period.

In the event of any default by Maker in its obligations hereunder and/or any of the documents securing payment of this loan after any applicable notice and grace periods, interest shall accrue at the "Involuntary Rate" (as defined below). Maker acknowledges that the Payee's Prime Rate may not necessarily represent the lowest rate of interest charged by Payee to its customers.

Maker shall be entitled to prepay in whole or in part (in multiples of $25,000.00 or more) the Principal Amount at any time without charge, penalty or premium therefor, but with accrued interest to the last date of the month in which the prepayment is made, upon at least ten (10) days' prior written notice to Payee of Maker's intention to prepay.

Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of interest on the principal balance outstanding hereunder from time to time, secondly, to sums payable hereunder or under the Mortgage (hereinafter defined) other than interest and principal, and thirdly to principal.

In the event any monthly payment cannot be debited from its account due to insufficient balance on the debit date, then a late charge in the amount of four (4%) percent of each such delinquent payment may be charged by Payee for purpose of defraying expenses incident to handling such delinquent payment.

This Note is secured by, among other things, a mortgage and security agreement ("Mortgage") in the Principal Amount on certain real property located at 231 Norman Avenue, Greenpoint, New York, as more fully described in the Mortgage (the "Mortgaged Property"). The Mortgage specifies various defaults upon the happening of which all sums owing on this Note may, at the option of Payee, be declared immediately due and payable.

From and after the Maturity Date and from and after any event of default by Maker in its obligations hereunder or any of the other loan documents, after any applicable notice and grace periods, this Note shall bear interest at a rate equal to twenty four (24%) percent per annum ("Involuntary Rate"). Such interest shall be due and payable to Payee on demand.

Maker agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Payee and the then owners of the property secured by the Mortgage, whether with or without notice to Maker, and Maker shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the interest rate provided for herein, according to the terms of any such agreement of extension and modification.

This Note may not be changed, extended or modified nor may any term or provision hereof be waived, except by an instrument in writing by Maker and Payee.

In the event the indebtedness represented by this Note or any part thereof shall be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at trial or at the appellate level) or in the event this Note shall be placed in the hands of attorneys for collection upon default, Maker shall pay, in addition to other items provided hereunder, all costs of collection or attempting to collect the amount of this Note, including reasonable attorneys' fees and expenses.

All parties to this Note, whether Maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest, notice of dishonor and all other notices in connection with this Note.

Notwithstanding anything to the contrary contained herein, the obligations of Maker under this Note and all documents securing payment of this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Payee would be contrary to provisions of law applicable to Payee limiting the maximum rate of interest that may be charged or collected by Payee.

Payee shall be entitled to assign all or any portion of its interest in this Note and/or the Mortgage at its sole discretion without notice to Maker, provided that Maker shall continue to make payments required hereunder to Payee until it has received notice of change of address for payments as provided herein.

The Maker irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

This Note has been delivered in, and shall be construed and enforced in accordance with, the laws of the State of New York.

231 NORMAN AVENUE PROPERTY DEVELOPMENT, LLC

By: ______________________

Amir Yerushalmi, Manager

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STATE OF NEW YORK)
: ss.:
COUNTY OF SUFFOLK)

On the 5th day of September, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Amir Yerushalmi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

CHAIM S. MENDLOWITZ
Notary Public, State of New York
No. 01ME6006583
Qualified in Kings County
Commission Expires 5/4/2010

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